Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Deluxe Corporation

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $1.00 per share	Rules 457(c) and 457(h)	61,602 Shares(1)	$25.02	(2)	$1,541,282	$0.0000927	$142.88
Equity	Common Stock, par value $1.00 per share	Rules 457(c) and 457(h)	33,308 Shares(3)	$25.02	(2)	$833,366	$0.0000927	$77.25
Total Offering Amounts						$2,374,648		$220.13
Total Fee Offsets						-		-
Net Fee Due								$220.13

(1) Represents shares of Deluxe Corporation’s (the “Registrant’s”) common stock issuable under an inducement award of restricted stock units granted to Yogaraj Jayaprakasam on May 13, 2022, in accordance with Rule 303.08 of the New York Stock Exchange Listing Manual. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of securities as may become issuable pursuant to the provisions of the inducement award agreement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The amount of the registration fee is based on a price of $25.02 per share, which is the average of the high and low prices of the registrant’s Common Stock as reported by the New York Stock Exchange on August 1, 2022.

(3) Represents shares of the Registrant’s common stock issuable under an inducement award of performance share units granted to Yogaraj Jayaprakasam on May 13, 2022, in accordance with Rule 303.08 of the New York Stock Exchange Listing Manual. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of securites as may become issuable pursuant to the provisions of the inducement award agreement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of common stock.